QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2002

AES RED OAK, L.L.C.
(Exact name of registrant as specified in charter)

Delaware (State of other jurisdiction of incorporation)	333-40478 (Commission file number)	54-1889658 (IRS employer identification no.)

1001 North 19th Street, Arlington, Virginia 22209,
c/o The AES Corporation
(703) 522-1315
(Address of principal executive offices,)
(zip code and telephone number, including area code)

Item 5. Other Events

        As previously disclosed, in the event that AES Red Oak, L.L.C. (the "Company") cannot meet the June 30, 2002 commercial operation date, the Company had the right under the Fuel Conversion Services, Capacity and Ancillary Services Purchase Agreement by and between the Company and Williams Energy Marketing & Trading Company ("Williams"), dated September 17, 1999, as amended (the "PPA"), to extend the required commercial operation date to June 30, 2003 ("Extension Option"). If the Company intended to exercise the Extension Option, it was required to provide written notification to Williams no later than May 21, 2002 (which represents an agreed upon extension from the original April 30, 2002 notification deadline). On May 21, 2002, the Company provided such written notice to Williams. Accordingly, the required commercial operation date, as extended, under the PPA is June 30, 2003. However, while there can be no assurance, the Company currently expects to achieve commercial operations on or about August 31, 2002.

        As required under the PPA in connection with the exercise by the Company of its Extension Option, the Company must pay Williams an amount equal to the lesser of any actual damages Williams suffers or incurs after June 30, 2002 as a result of Williams reliance upon the delivery by such date or $3.0 million. The Company must also pay specified amounts as follows: $11,000 per day for the first 60 days beyond June 30, 2002, $22,000 per day for each day of delay between and including 61 and 120 days after June 30, 2002, and $50,000 per day of each day of delay between and including 121 and 365 days after June 30, 2002. During the period of the extension, the Company expects to continue to collect liquidated damages until April 10, 2003 from Raytheon Company ("Raytheon") under the Agreement for Engineering, Procurement and Construction Services, dated as of October 15, 1999, as amended (the "Construction Agreement"), in the amount of $108,000 per day. As of June 15, 2002, the Company has invoiced Raytheon $6.05 million for liquidated damages under the Construction Agreement, and has received $5.51 million of such invoiced amounts.

******

        Some of the statements in this Form 8-K, as well as statements made by us in periodic press releases and other public communications, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "estimates," "plans," "projects," "expects," "may," "will," "should," "approximately," or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events based upon our knowledge of facts as of the date of this Form 8-K and our assumptions about future events.

        All statements other than of historical facts included herein, including those regarding market trends, our financial position, business strategy, projected plans and objectives of management for future operations and the anticipated commercial operation date of the facility, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors outside of our control that may cause our actual results or performance to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, among others, the following:

  •
  unexpected construction delays,
  •
  unexpected problems relating to the start-up, commissioning and performance of the facility,
  •
  the financial condition of third parties on which we depend, including in particular, Washington Group International, Inc. ("WGI"), Raytheon, Williams, and Williams Companies Inc.,
  •
  continued performance by WGI under the construction agreement and the Project Completion Agreement,
  •
  the outcome and progression of WGI's bankruptcy proceedings and their impact on us,
  •
  our ability to find a replacement contractor on favorable or reasonable terms, if necessary,
  •
  performance by Raytheon under its performance guarantee, the Project Completion Agreement, the Owner/Guarantor Supplemental Agreement, and any related agreements,

  •
  our ability to finance the Second Paid Extension Option, as defined herein, under the power purchase agreement, if necessary,
  •
  the termination of the power purchase agreement by Williams in the event of a significant delay in achieving commercial operations,
  •
  our ability to find a replacement power purchaser on favorable or reasonable terms, if necessary,
  •
  an adequate merchant market after the expiration, or in the event of a termination, of the power purchase agreement,
  •
  capital shortfalls and access to additional capital on reasonable terms,
  •
  inadequate insurance coverage,
  •
  unexpected expenses or lower than expected revenues once commercial operations have begun,
  •
  environmental and regulatory compliance,
  •
  terrorists acts and adverse reactions to United States anti-terrorism activities, and
  •
  the additional factors that are unknown to us or beyond our control.

        We have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AES RED OAK, L.L.C.
Date: June 21, 2002	By:	/s/ A.W. BERGERON A.W. Bergeron Vice President

QuickLinks

  Item 5. Other Events
SIGNATURE